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                                                                    Exhibit 10.8

TELEFONICA                                                      TERRA NETWORKS

                       AGREEMENT FOR PROVISION OF SERVICES

This Agreement for the Provision of Services is entered into by and between:

(i) TELEFONICA DEL PERU, S.A.A., identified under no. 10001749 of the Unified Taxpayers Registry (Registro Unico de Contribuyentes - RUC), with corporate offices at Avenida Arequipa 1155, Santa Beatriz, in the province and department of Lima, Peru; represented herein by Jose Ramon Vela Martinez, in his capacity as General Manager, as authorized in a special power of attorney bearing on this agreement, and identified with Alien Identification Card No. N-87010; hereinafter referred to as "TELEFONICA."

(ii) TERRA NETWORKS PERU S.A., identified under no. 43280716 of the Unified Taxpayers Registry (Registro Unico de Contribuyentes - RUC), with corporate offices at in the city of Lima, Peru; represented herein by Rainer Harry Spitzer Chang, in his capacity as General Manager, identified with Voter Registration Card No. 07866791, who states that he has sufficient authority to enter into this agreement; hereinafter referred to as "TNP."

In addition, the following are also parties to the agreement to the effects indicated within the body of the agreement.

(iii) TELEFONICA SERVICIOS INTERNET S.A.C., identified under no. 30753850 of the Unified Taxpayers Registry (Registro Unico de Contribuyentes - RUC); with corporate offices at Avenida Jorge Basadre 592, Office 504, Torre Azul, Piso 4, San Isidro, Lima, represented herein by Jesus Equiza Escudero, Peru, who states that he has sufficient authority to enter into this agreement, and is identified with Alien Identification Card No. 97536; hereinafter referred to as "TSI."

(iv) TERRA NETWORKS, S.A., a corporation founded under the laws of Spain, identified under Tax ID No. A-82/196060, with corporate offices at Via de las 2 Castillas No. 33, Pozuelo de Alarcon (Madrid) 28224 Spain, represented herein by Juan Perea Saenz de Buruaga in his capacity as Chairman and Chief Executive, identified with National ID Card No. 14801736-W, who warrants that he has sufficient authority to enter into this agreement; hereinafter referred to as "TERRA NETWORKS."

This Agreement for the Provision of Services is entered into according to the following terms and conditions:
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                                   BACKGROUND

ONE. - ON TELEFONICA, TSI AND TNP

1.1 TELEFONICA is a publicly held corporation dedicated to providing a wide range of public telecommunications services in Peru, either directly or indirectly through its subsidiaries. These services include long distance carrier services, local fixed phone service (domestic and international), cable television service, and mobile telephony service, among others. TELEFONICA disposes of all administrative licenses required for carrying out the activities listed in this paragraph.

1.2 TSI is a subsidiary of TELEFONICA, founded as part of the latter's strategy for providing value added services. For the purposes of this agreement, the listed services shall hereinafter be referred to as the "Internet Services."

      In conducting its commercial activities, TSI provides Internet Services (hereinafter, for the purposes of this agreement, the listed services shall be referred to as the "INTERNET SERVICES"), not including what is known as a "Portal," to two clearly defined market segments: (i) the market consisting of corporate customers (including companies using INTERNET SERVICES), and (ii) the market including residential customers. TSI warrants that each line of business is conducted independently, as demonstrated in the customer breakdown, listing the customers that belong to each of these market segments.

1.3 Within the overall framework of the global strategies designed for the various companies making up the Grupo Societario Telefonica, S.A. (hereinafter, referred to as the "Telefonica Group"), including the parties hereto, it was decided that it was in the interest of all concerned to develop the residential user market on an integrated basis worldwide. For this reason, a decision was made to run the services to be offered to this market through a specific worldwide corporate sub-group, owed by the Telefonica Group, and to this end, TERRA NETWORKS was founded. TERRA NETWORKS is responsible for developing market activities in the various countries where the Telefonica Group operates, either directly or through its affiliates or subsidiaries, for INTERNET SERVICES aimed at residential users and small business markets, known as "small offices/home offices" (hereinafter, "SOHOs"). Telefonica and the other parties understand that the growth strategy for these markets, as defined, will allow for economies of scale in the provision of INTERNET SERVICES.

1.4 TNP is an affiliate of TERRA NETWORKS devoted to providing interactive services over the Internet aimed at the residential user market (hereinafter, the "TNP Business"). TNP does not offer its value added activities in the corporate customer market segment.

1.5 For the purposes of this agreement, it shall be understood that the residential user market consists of (i) individuals who at the time of contracting for the INTERNET SERVICES, and for as long as they remain users of such services, have no intention of using the services, nor do they currently use them to carry out commercial activities related to providing goods or services of any type; and (ii) individuals, telecommuters and self-
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      employed professionals who have the intention to use the INTERNET SERVICES from their homes for carrying out commercial activities related to providing goods or services.

TWO. - REPRESENTATIONS AND WARRANTIES

2.1 In its execution of the overall strategy set by the companies making up the Telefonica Group, TELEFONICA, understanding it to be in its best interest, has therefore decided to restrict its activities to providing INTERNET SERVICES for corporate customers (for the purposes herein, corporate customers shall include any individual or legal entity not included in the definition given under paragraph 1.5). To this end, and in accordance with the business strategy designed by TELEFONICA, it shall cease developing or offering Internet Services to residential customers.

2.2 In view of the Parties' shared interests, they are entering into this Agreement for the Provision of Services under the terms and conditions set forth below.

                        PURPOSE AND TERM OF THE AGREEMENT

THREE. - RULES GOVERNING CONTENT

By entering into this Agreement, TELEFONICA agrees to institute or not to institute on TNP's behalf the services listed below. In exchange for these services, TNP shall be obligated to pay TELEFONICA the amount indicated under Clause Six, paragraph 6.1 herein.

The services TELEFONICA will perform on TNP's behalf are listed below:

3.1 Service to be performed - TELEFONICA shall provide the telecommunications services to TNP that it needs to carry out its activities, and it shall do so as a whole under the most favorable terms it offers.

3.2 Service to be performed - TELEFONICA shall grant TNP, either directly or through its subsidiaries, the right to use its cable broadcast network under the terms mutually agreed upon in the respective contracts, so that TNP may offer the TNP Business to users of the cable broadcast service.

3.3 Service not to be performed - By this agreement, TELEFONICA promises TNP that it will not set up INTERNET SERVICES, either directly or through its affiliates or subsidiaries, aimed at residential users.

Both Parties to the Agreement expressly agree that the effective performance of the services to be performed by TELEFONICA, as mentioned under paragraphs 3.1 and 3.2 of this Clause, shall give rise to TNP's obligation to pay, in addition to the consideration it undertakes herein, the specific remuneration on a case by case basis that the parties may agree to from time to time.
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The Parties expressly warrant that in no case may it be construed hereby that
TELEFONICA assigns any real or moveable property, whether it be tangible or intangible, or liabilities or contractual relationships related to any type of business (in particular, the INTERNET SERVICES). This agreement does not imply that any agreement will be entered into for the sale or purchase of assets or the conveyance of business between TELEFONICA and TNP.

FOUR. - TERM OF THE AGREEMENT

This agreement shall extend for a term of ten years following the date of its execution.

FIVE. - AUTOMATIC RENEWAL

In the absence of any notice to terminate the agreement given by either Party no later than fifteen (15) days prior to the expiration of the term or any extension thereto, the agreement shall be successively and automatically renewed for additional terms of one year each.

                   RELATIONSHIP AND OBLIGATIONS OF THE PARTIES

SIX. - OBLIGATIONS OF TNP

The Parties agree that TNP shall have the obligations set forth below:

6.1 To pay consideration in a single payment amounting to and under no circumstances less than the amount of US$25,000,000 (twenty-five million 00/100 United States dollars).

      The consideration referred to in this section shall include neither the General Sales Tax (Impuesto General a las Ventas - IGV) nor the Municipal Promotion Tax (Impuesto de Promocion Municipal - IPM). Both taxes shall be added to the consideration that must be paid by TNP. Likewise, in the event that on the payment date any tax were to be levied on the consideration, said tax shall be paid entirely by TNP, even when the taxpayer or the economic subject were TELEFONICA, in which case, the consideration must be readjusted so that TELEFONICA is always paid the amount agreed in the previous paragraph.

      TNP undertakes to pay the consideration no later than December 15, 1999. The payment shall be made in cash in United States dollars in accordance with the terms of Article 1237 of the current Civil Code.

6.2 To pay the consideration by making a deposit to the TELEFONICA bank account:

            Beneficiary:      Telefonica del Peru, S.A.A.
            Account Number:
            Bank:
            Address:
            ABA Number:
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6.3   Not to offer for its own account, either directly or indirectly, or to hold shares in legal entities or take part in associations that offer or develop INTERNET SERVICES for customers other than residential users.

      To this end, TNP shall not be allowed to provide or offer INTERNET SERVICES, either on its own or through branches or subsidiaries, to third parties other than those included in the market segment consisting of residential users, nor shall it be a partner, shareholder or member in any kind of association, corporation or business collaboration agreement that provides INTERNET SERVICES to third parties other than those included in the market segment consisting of residential users. The ban set out in this paragraph affects the entire territory of Peru only and does not include the TNP Business.

      In the event that TNP wishes to provide INTERNET SERVICES for customers other than those included in the residential user market segment, it must apply to TELEFONICA for the appropriate permission. The appropriate permission must be set out in writing and signed by both Parties.

6.4 TNP also undertakes not to develop or take part, whether directly or indirectly, in any business, corporation, association or group whose purpose is to provide telecommunications services that at any time are or may be in competition with those provided by TELEFONICA. In the event that TNP were to intend to carry on any business that is likely to compete with the services provided directly or indirectly by TELEFONICA, it must apply to TELEFONICA for permission, and TELEFONICA may decide, entirely at its own discretion, whether or not there might be any conflict of competition arising out of its contractual relationship with the TELEFONICA Group. Depending on the case, TELEFONICA shall either bar TNP from carrying on such business or else set the most suitable corporate structure and conditions for avoiding the competition conflicts described above.

6.5 To use only the telecommunications infrastructure and services provided by TELEFONICA and/or its affiliates and subsidiaries and which TNP needs to contract and use in order to carry on its activities, under the terms laid down in Clause Three, paragraphs 3.1 and 3.2 and in the next to last paragraph of Clause Three hereof. Accordingly, TNP shall, under the terms hereof, be prevented from contracting for use of such telecommunications infrastructures and services with any suppliers other than TELEFONICA and its respective affiliate or subsidiary companies, provided that they are offered on terms that are economically and technologically competitive. Should this not be the case, the parties shall jointly agree on the best way of attaining such conditions. In the event that TELEFONICA were not to provide the services that may at any time be required by TERRA, the parties shall make every effort to implement said services as quickly as possible.

SEVEN. - OBLIGATIONS OF TELEFONICA

The Parties agree that TELEFONICA shall have the obligations set forth below:
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Not to offer INTERNET SERVICES directly or indirectly to residential customers.

To this end, TELEFONICA shall not be allowed to provide INTERNET SERVICES, either on its own or through branches or subsidiaries, to third parties in said market segment. The ban set out in this paragraph affects the entire territory of Peru.

In the event that TELEFONICA wishes to provide INTERNET SERVICES for customers in the residential user market segment, it must apply to TNP for the appropriate permission. The appropriate permission must be set out in writing and signed by both Parties.

EIGHT. - OBLIGATIONS OF TERRA NETWORKS

The Parties agree that TERRA NETWORKS shall have the obligations set forth below in reference to the territory of Peru:

8.1 Not to offer for its own account, either directly or indirectly, INTERNET SERVICES for customers other than residential users.

      To this end, TERRA NETWORKS shall not be allowed to provide or offer INTERNET SERVICES, either on its own or through branches or subsidiaries, to third parties other than those included in the market segment consisting of residential users. The ban set out in this paragraph affects the entire territory of Peru only.

      In the event that TERRA NETWORKS wishes to provide INTERNET SERVICES for customers other than those included in the residential user market segment, it must apply to TELEFONICA for the appropriate permission. The appropriate permission must be set out in writing and signed by both Parties.

8.1 TERRA NETWORKS also undertakes not to develop or take part, whether directly or indirectly, in any business, corporation, association or group whose purpose is to provide telecommunications services that at any time are or may be in competition with those provided by TELEFONICA. In the event that TERRA NETWORKS were to intend to carry on any business that is likely to compete with the services provided directly or indirectly by TELEFONICA, it must apply to TELEFONICA for permission, and TELEFONICA may decide, entirely at its own discretion, whether or not there might be any conflict of competition arising out of its contractual relationship with the Telefonica Group. Depending on the case, TELEFONICA shall either bar TERRA NETWORKS from carrying on such business or else set the most suitable corporate structure and conditions for avoiding the competition conflicts described above.

8.2 To use only the telecommunications infrastructure and services provided by TELEFONICA and/or its affiliates and subsidiaries and which TERRA NETWORKS needs to contract and use in order to carry on its activities, under the terms laid down in Clause Three, paragraphs 3.1 and 3.2 and in the next to last paragraph of Clause Three hereof. Accordingly, TERRA NETWORKS and its affiliate or subsidiary companies operating in Peru shall, under the terms hereof, be prevented from contracting the use of
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      such telecommunications infrastructures and services with any suppliers other than TELEFONICA and its respective affiliate or subsidiary companies.

NINE. - NATURE OF THE SERVICES PROVIDED

The Parties expressly state that the services provided that are the object of this Agreement shall under no circumstances imply any transfer of secret or other knowledge of a technical, economic, financial or any other nature regarding TELEFONICA'S commercial or industrial experience. Thus, this Agreement shall not entitle any of the parties to be paid royalties under any heading.

TEN. - RELATIONSHIP BETWEEN THE PARTIES

The Parties expressly agree that this Agreement, by its very nature, does not give rise to any labor-related rights or benefits between the contracting parties, nor between the contracting parties and the workers and/or employees of all the other contracting parties. Accordingly, each Party must pay their remuneration and social security contributions and benefits.

ELEVEN. - CONFIDENTIALITY

The Parties expressly agree that all the information provided by TNP to TELEFONICA during the term of this Agreement, relating to its business, shall be deemed to be confidential. TELEFONICA, therefore, agrees to keep such information confidential and not to disclose it, and to do so with the care that it normally uses to safeguard its own information of similar importance.

Thus, TELEFONICA may not, under any circumstances, use such information for its own benefit or disclose it to third parties, either while this Agreement is in force or after it terminates.

                           TERMINATION OF THE CONTRACT

TWELVE. - CAUSES FOR TERMINATION ATTRIBUTABLE TO TELEFONICA

The following causes for termination shall, in accordance with the terms of
Article 1430 of the Civil Code, be attributable to TELEFONICA:

12.1 If TELEFONICA files for insolvency or a petition is made by a third party to have it declared insolvent, or it applies for a Preventive Meeting of Creditors which might affect the obligations it has entered into hereunder, or it admits in writing that it is unable to pay two-thirds (2/3) of the debts due to third parties, or it were required to set up a trust for the benefit of its creditors, or it decides to dissolve in accordance with the General Corporations Act, or, in general, in the event that, for any reason, it were unable to carry on its corporate purpose.
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12.2  If TELEFONICA breaches its obligation not to take part in legal entities or associations that provide INTERNET SERVICES for residential users, laid down in Clause Seven, paragraph 7.1.

THIRTEEN. - CAUSES FOR TERMINATION ATTRIBUTABLE TO TNP

The following causes for termination shall, in accordance with the terms of
Article 1430 of the Civil Code, be attributable to TNP:

13.1 If TNP fails to pay the remuneration set in Clause Six, paragraph 6.1 hereof.

13.2 If TNP files for insolvency or a petition is made by a third party to have it declared insolvent, or it applies for a Preventive Meeting of Creditors which might affect the obligations it has entered into hereunder, or it admits in writing that it is unable to pay two-thirds (2/3) of the debts due to third parties, or it were required to set up a trust for the benefit of its creditors, or it decides to dissolve in accordance with the General Corporations Act, or, in general, in the event that, for any reason, it were unable to carry on its corporate purpose.

13.3 If the present shareholders of TNP lose control over TNP.

                                FINAL PROVISIONS

FOURTEEN. - HEADINGS

The headings used in each Clause are for reference purposes only and shall not be construed to have any effect on the content or scope of this Agreement.

FIFTEEN. - WAIVERS

Any failure to exercise a right shall not entail a waiver thereof.

SIXTEEN. - APPLICABLE LAW

This Agreement shall be construed and governed in accordance with the current law of the Republic of Peru.

SEVENTEEN. - PARTIAL INVALIDITY

In the event that any stipulation or agreement herein is deemed to be invalid or unenforceable by any arbitration award rendered under the terms of the Agreement, or by any competent court, said decision shall not affect the validity of any other provision of this Agreement, provided that they can be separated.
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EIGHTEEN. - EXPENSES

Each Party shall pay the expenses it has incurred for preparing, formalizing and carrying out this Agreement, including the respective notary's expenses. The above notwithstanding, TNP shall refund TELEFONICA up to a net amount of US$4,000.00 (Four thousand 00/100 United States dollars) at the simple request of TELEFONICA.

NINETEEN. - ADDRESS FOR NOTICES

Any notices sent to any of the Parties and to TSI shall be deemed to have been validly received by the other party if (i) it is delivered in person or sent by a messenger, courier or similar service; or (ii) it is sent by fax with acknowledgement of receipt, on the date of delivery, to the addresses given below:

To TELEFONICA:

      Av. Arequipa 1155, piso 5
      Santa Beatriz
      Lima, Peru
      Attn.: General Manager

To TNP:

      Av._____________________
      ________________________

      Lima, Peru
      Attn.___________________

To TSI:

      Av. Arequipa 1155, piso 5
      Santa Beatriz
      Lima, Peru
      Attn.: General Manager

To TERRA NETWORKS:

      Via de las 2 Castillas, No. 33
      Pozuelo de Alarcon
      (Madrid) 28224
      Spain
      Attn: Juan Perea Saenz de Buruaga

These addresses may be changed to new addresses in the city of Lima, giving 15 days' prior written notice to the other party.
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TWENTY. - ARBITRATION AGREEMENT

Any disputes or disagreement between the Parties arising from the interpretation or performance of this Agreement shall be submitted to an Arbitration Panel made up of three members, whose decision shall be binding. TELEFONICA and TSI shall jointly appoint one arbitrator, TERRA NETWORKS and TNP shall jointly appoint another arbitrator, and the third arbitrator shall be appointed by the two arbitrators so appointed. In the event that no agreement is reached on the appointment of the third arbitrator, or if either of the parties fails to appoint its arbitrator within the ten days after being called on to do so by the other party, the appropriate appointment shall be made by the Lima Chamber of Commerce.

The arbitration shall be by right and shall be governed by the rules of procedure laid down by the Arbitration Center of the Lima Chamber of Commerce.

TWENTY-ONE. - GENERAL PROVISIONS

This Agreement may be modified, regulated or terminated only upon the express, written agreement of the Parties.

TWENTY-TWO. - COPIES

Set out on four identical copies, one copy each remaining in the possession of each of the Parties, in Lima on October 20, 1999.


[Illegible signature]                     [Illegible signature]

TELEFONICA DEL PERU, S.A.A.               TERRA NETWORKS PERU S.A.C.


[Illegible Signature]                     [Illegible Signature]

TELEFONICA SERVICIOS INTERNET, S.A.C.     TERRA NETWORKS, S.A.